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                                                                   EXHIBIT 10.12


                               SEVERANCE AGREEMENT


                  THIS SEVERANCE AGREEMENT ("Severance Agreement") is made and entered into effective as of the _____ day of _____________, 199___ ("Effective Date"), by and between LOCAL FEDERAL BANK, F.S.B., a federally chartered stock savings bank ("Bank") with address of 3601 N.W. 63rd Street, Oklahoma City, Oklahoma 73116, and ________________________, an individual resident of the State of Oklahoma, with mailing address of _________________________________ _____________________________ ("Executive").

                                R E C I T A L S:

                  A. Bank is engaged in the banking business in the State of Oklahoma, with principal offices in Oklahoma City, Oklahoma, and branch locations at various sites throughout the State of Oklahoma. Local Financial Corporation ("LFC") is a Delaware corporation which owns all of the issued and outstanding stock of Bank with its principal place of business in Oklahoma City, Oklahoma. LFC is a publicly-held company which has its stock listed on the American Stock Exchange.

                  B. Executive has been hired to serve as __________________Vice President of Bank. As a condition and term of his employment by Bank, it is entering into and granting him the rights and benefits set forth in this Severance Agreement.

                  C. Executive is willing to enter into this Severance Agreement with Bank and to serve as _________ Vice President of the Bank in consideration of the severance payment entitlements granted to him by Bank hereunder and certain other additional and other valuable benefits, compensation and inducements to be granted him by Bank as agreed to between them.

                  D. The Board of Directors of Bank has approved and authorized Bank entering into this Severance Agreement with Executive.

                  E. Accordingly, Bank and Executive desire to enter into this Severance Agreement to set forth the terms and conditions of the severance pay entitlements being granted to Executive by Bank herein.

                  NOW, THEREFORE, in consideration of the aforementioned Recitals, the premises, the mutual covenants set forth herein, and of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Bank and Executive, respectively, they do each hereby covenant and agree with the other as follows:

                  1. DEFINITIONS. For all purposes in this Severance Agreement, the following terms shall have the respective meanings specified below:

                           (a) "Annual Cash Compensation" means Executive's
                  annual base salary in effect as of the date of this Agreement, or if greater, Executive's annual base salary in effect at the time of the Change of Control, or at the time of the termination of his employment without "Cause" by Bank, or by Executive for Good Reason, during the


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                  term of this Severance Agreement as expressly provided in
                  Section 3, below, whichever amount is greater.

                           (b) "Bank" means (x) the Bank until a Change of
                  Control, and (y) the successor to the Bank upon a Change of Control ("Bank's Successor").

                           (c) "Cause" with respect to the termination of
                  Executive's employment by the Bank shall mean termination of Executive's employment by the Bank for cause because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the stated duties of his employment by the Bank, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or of a final cease-and-desist order, or for purposes of any entitlement to the severance pay under this Severance Agreement in the event of the death or permanent disability of Executive occurring during the term of this Severance Agreement. For purpose of this Severance Agreement, the term "permanent disability" shall mean if Executive shall have an illness, injury or other physical or mental condition which results in Executive's inability to perform substantially the duties he performs in his employment capacity for the Bank to the extent he was performing such duties immediately prior to the commencement of such condition and that such disability has continued for a period of more than one hundred twenty (120) days during the term of this Severance Agreement. If Executive shall be so disabled for more than one hundred twenty (120) days during the term of this Severance Agreement, the employment of Executive by the Bank shall be deemed by reason of his permanent disability to have been for all purposes hereunder terminated for "Cause" under the terms and provisions of this Severance Agreement. In determining the incompetence of Executive for purposes of application of this definition under this Section 1(c), the acts or omissions of Executive shall be measured against standards generally prevailing in the federal savings bank industry.

                           (d) "Change of Control" shall for all purposes in
                  this Severance Agreement mean the occurrence of any of the following events:

                                    (i) the consummation of any agreement of
                           merger, statutory share exchange or consolidation pursuant to which either LFC, or the Bank, is merged or consolidated into, or all of the outstanding shares of LFC's or the Bank's common stock are acquired by, another corporation, partnership, limited liability company or partnership, or any other business entity; or

                                    (ii) another corporation or such other
                           business entity is merged or consolidated into LFC or the Bank in circumstances under which the outstanding shares of LFC's or the Bank's common stock are converted into or exchanged for cash or securities of another such corporation or entity which was not a wholly-owned subsidiary of LFC or the Bank at all times within one year prior to the said merger or consolidation; or


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                                    (iii) (x) the consummation of a sale of
                           fifty percent (50%) or more of the issued and outstanding common stock of the Bank by LFC; or (y) fifty percent (50%) or more of the issued and outstanding common stock of LFC is acquired by persons (including corporations or any other form of business entity) who are acting in concert; or (z) the consummation of the sale of all or substantially all of the assets of the Bank by LFC.

                           (e) "Good Reason" with respect to Executive shall
                  have the following meaning for all purposes under this Severance Agreement:

                                    (i) A significant diminution of his Role, as
                           that term is defined below in this Section 1, if the diminution in his Role is not reasonably related to an adverse change in his performance of his assigned duties at the Bank; provided that Good Reason shall not exist under this clause in the case of termination for "Cause," as that term is defined in above in this Section 1, or diminution of his Role by reason of the voluntary actions of Executive, or on account of his disability, retirement or death, as described and defined herein, or the voluntary termination by Executive of his employment by Bank other than for a Good Reason, as defined hereunder;

                                    (ii) A reduction in the base salary and/or
                           bonuses paid to Executive to an amount such that the sum of his base salary and bonuses as so reduced is less than the sum of his base salary and bonuses as of the Effective Date of this Severance Agreement, or at any time while the Severance Agreement is in force if Executive receives an increase in salary or bonus after the date of this Severance Agreement, or a failure after twenty (20) days' written notice by Executive to Bank, or Bank's Successor, of Bank, or Bank's Successor, to pay Executive any installment owing to him of such salary or bonus;

                                    (iii) The failure by Bank, or Bank's
                           Successor, to provide Executive with any material benefit that is provided to the executive officers of the Bank, or Bank's Successor, generally, or any action or inaction by the Bank, or Bank's Successor, which could adversely affect his continued participation in any benefit plan, entitlements or other arrangements of the Bank, or Bank's Successor, or his ability to enjoy or realize upon any material benefit under any such plan, entitlement or arrangement;

                                    (iv) The Bank's, or Bank's Successor,
                           assigning Executive, without his prior written consent, to perform his duties for the Bank, or Bank's Successor, at a location anywhere other than __________ County, State of Oklahoma; or

                                    (v) The failure by the Bank, or Bank's
                           Successor, to obtain the assumption of all of its obligations under this Severance Agreement and under the stock option agreement being made and entered into by and


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                           between LFC and Executive this same date by Bank's
                           Successor, or to otherwise comply with the terms and provisions of Section 9, below.

                           (f) "LFC" means (x) LFC until a Change of Control,
                  and (y) the successor to LFC upon a Change of Control (LFC's "Successor").

                           (g) "Role" shall have the meaning for all purposes
                  under this Severance Agreement of (i) prior to any Change of Control, as defined herein, Executive's authority or responsibilities with the Bank on the date of this Severance Agreement; or any enhanced Role (other than by way of an interim or otherwise expressly temporary appointment) to which he had ascended after the date of this Severance Agreement; and (ii) after any Change of Control, the authority and responsibilities with the Bank's Successor as described in writing by the Bank's Successor prior to the Change of Control and which is reasonably commensurate with Executive's Role, as defined in clause g(i) above, in this definition.

                           (h) "Severance Period" shall for all purposes in this
                  Severance Agreement mean a period of years after Executive's termination that is equal to the number by which Executive's Annual Cash Compensation is multiplied to determine the Severance Benefit payable to him under the provisions of this Severance Agreement.

                           (i) "Successor" shall mean for all purposes in this
                  Severance Agreement any entity that assumes all of the obligations of LFC and the Bank under this Severance Agreement pursuant to Section 9, below.

                  2. TERM OF SEVERANCE AGREEMENT. Subject to the provisions on termination of Executive's employment by the Bank contained in Section 5, below, this Severance Agreement shall terminate and be of no further force and effect and Executive shall not have any further rights or entitlements hereunder on one of the following two dates, whichever is applicable:

                           (a) if a Change of Control occurs prior to the third
                  (3rd) anniversary of the Effective Date of this Agreement, then, and in that event, this Severance Agreement shall terminate and be of no further force and effect either (i) on the date which is the second (2nd) anniversary of the effective date of that Change of Control (i.e., the date upon which it is consummated), including any date that might occur after the third (3rd) anniversary of the Effective Date of this Agreement, or (ii) on the third (3rd) anniversary of the Effective Date of this Agreement, whichever date shall last occur; or

                           (b) if no Change of Control of Bank occurs prior to
                  the third (3rd) anniversary of the Effective Date of the Severance Agreement, (i.e., the Change of Control is not consummated prior to that date), then, and in that event, this Severance Agreement shall terminate for all purposes and be of no further force and effect on the third (3rd) anniversary of the Effective Date of this Agreement, unless it is renewed or extended by the Bank, in writing, prior to that said date.



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                  3. SEVERANCE BENEFIT. If at any time during the term of this
Severance Agreement (as defined in Section 2, above), the Bank's, or the Bank's Successor's, employment of Executive is terminated (i) by the Bank, or the Bank's Successor, as the case may be, without "Cause," or (ii) by Executive for "Good Reason," then, and in either such event, the Severance Period shall be one
(1) year and the Bank, or the Bank's Successor, as the case may be, shall be expressly obligated to pay to Executive an amount equal to his Annual Cash Compensation multiplied by one (1), payable in full within ten (10) days after the date of such termination of Executive's employment.

                  The severance payments to be made to Executive pursuant to this Section 3, above, shall be hereinafter referred to as the "Severance Benefit." In addition to payment of the Severance Benefit, any stock options or other stock or stock-based awards previously made to Executive shall immediately vest and become exercisable, to the extent exercise is required, after any termination of Executive's employment on the basis described above in this
Section 3 and any and all restrictions on Executive's ability to obtain the full economic benefit of such vested stock awards shall immediately thereupon lapse. Executive shall have no obligation to seek other employment or to otherwise attempt to mitigate the effect of this Section 3 of this Severance Agreement or the Severance Benefit payable hereunder in order to be entitled to receive that Severance Benefit. Any payment received by Executive from other employment shall not serve to reduce in any way the amount of the Severance Benefit payable to him hereunder. Executive shall not be entitled to receive any Severance Benefit under this Severance Agreement if his employment is terminated (x) by the Bank, or the Bank's Successor, as the case may be, for "Cause," or (y) by Executive without "Good Reason."

                  4. TERMINATION OF EXECUTIVE'S EMPLOYMENT BY THE BANK.

                           (a) The Bank may terminate Executive's employment by
                  the Bank, with or without cause, at any time during the term hereof, effective upon delivery of written notice to that effect to Executive, anything in this Severance Agreement to the contrary notwithstanding, but any such termination by the Bank of Executive's employment, other than termination of his employment for "Cause," during the term of this Severance Agreement, shall entitle Executive to receive the applicable Severance Benefit to which he is entitled in such event under the provisions of Section 3, above. Executive shall not have any right to receive any Severance Benefits or any other benefits to which he would have otherwise been entitled under this Severance Agreement if he terminates his employment by the Bank without Good Reason during the term hereof, or if his employment is terminated by the Bank for "Cause." The Bank and Executive agree that it would be difficult to ascertain the amount of damages owing to Executive if his employment is terminated without "Cause" by the Bank or if he terminates his employment for Good Reason during the term of this Severance Agreement and, accordingly, the amount to be paid by the Bank to Executive as the Severance Benefit in such event shall be deemed to be liquidated damages for such termination of his employment and not a forfeiture or penalty. Executive agrees that the damages resulting to him in the event of such termination of his employment during the term of this Severance Agreement would be difficult and impractical to ascertain and that therefore the amount of liquidated



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                  damages comprising the Severance Benefit to be paid by the
                  Bank to him under this Severance Agreement in such event would be a fair and reasonable amount of damages under such circumstances. Accordingly, Executive agrees that his sole and exclusive remedy, in the event of the termination of his employment by the Bank without "Cause," or in the event he terminates his employment for Good Reason, during the term of this Severance Agreement, shall be strictly limited to his right to receive such liquidated damages in the amount of the Severance Benefit payable to him hereunder, and that he shall not have, and he hereby expressly waives in such event, any right to seek any other equitable or legal remedy or other damages whether actual, special, consequential or punitive, by reason of such termination of his employment.

                           (b) If Executive is suspended and/or temporarily
                  prohibited from participating in the conduct of the Bank's affairs by a notice served under the provisions of Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss.1818(e)(3) and (g)(1)], Bank's obligations under this Agreement shall be suspended as of the date of service of said notice pursuant to the Act unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay Executive all or part of the compensation which was withheld by the Bank while their obligations under this Agreement were suspended in accordance herewith, and (ii) reinstate (in whole or in part) any of their obligations which were so suspended.

                           (c) If Executive is removed and/or permanently
                  prohibited from participating in the conduct of Bank' affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss.1818(e)(4) or
                  (g)(1)], all obligations of Bank under this Agreement shall terminate as of the effective date of the order; provided, however, the vested rights of the Bank and Executive under this Agreement shall not be affected thereby.

                           (d) If the Bank is in default (as defined in Section
                  3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of such default, but this Section 3(d) shall not affect any vested rights of the Bank or Executive under this Agreement.

                           (e) All obligations under this Agreement shall be
                  terminated, except to the extent determined that the continuation of this Agreement is necessary for the continued operations of the Bank:

                                    (i) by the Director of the Federal Deposit
                           Insurance Corporation, or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section. 13(c) of the Federal Deposit Insurance Act; or


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                                    (ii) by the Director of the Federal Deposit
                           Insurance Corporation, or his or her designee, at the time the Director, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank, or when the Bank is determined by the Director to be in an unsafe or unsound condition.

                           Any rights of the Bank or Executive under the Agreement that have already vested, however, shall not be affected by such action.

                  5. NO ASSIGNMENT OR SUCCESSION; DEATH OF EXECUTIVE. This Severance Agreement is personal to Executive. Executive shall not assign or delegate any of his rights or obligations under this Severance Agreement without first obtaining the prior written consent of the Bank. In the event of Executive's death during the term of this Severance Agreement, all of the rights and entitlements of Executive under this Severance Agreement shall immediately cease to include, without limitation, any and all rights to receive any Severance Benefit as set forth in Section 3 of this Severance Agreement, above. In such event, this Severance Agreement shall be deemed to be terminated and of no further force and effect as of the date of his death, unless his entitlement hereunder has become completely vested in him pursuant to the terms of Section 3 of this Agreement, above, prior to the date of his death.

                  6. AMENDMENTS OR ADDITIONS: ACTION BY BANK'S BOARD OF DIRECTORS. No amendments or additions to this Severance Agreement shall be binding unless in writing and executed by both the Bank and by Executive. Provided, however, this Severance Agreement may also be amended unilaterally by the Bank to delete or amend any provision that becomes the subject of supervisory concern on the part of the Office of Thrift Supervision, the FDIC, or of any other regulatory agency having supervisory authority over the Bank, provided that any such concern must be expressed by such regulatory agency in writing to the Bank. Prior to making any amendment to this Severance Agreement permitted by this sentence, the Bank shall provide Executive with a copy of the written concerns of the involved regulatory authorities, and, to the extent the regulatory authorities permit, Executive shall have an opportunity to meet with appropriate representatives of the regulatory authority to discuss such required amendments.

                  7. BINDING ARBITRATION. Unless the Bank and Executive expressly agree otherwise in writing, all disputes relating to this Severance Agreement, or any breach thereof or the meaning and effect of any term and provisions hereof, shall be submitted to binding arbitration by the Bank and Executive, pursuant to the provisions of the Oklahoma Uniform Arbitration Act, 15 O.S. ss.801, et seq. (the "Act"), and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). In the event a dispute arises which cannot be informally resolved by the parties hereto, a panel of three (3) arbitrators shall be selected to settle the dispute. Within twenty (20) days following the demand by either party for arbitration of a dispute arising under this Severance Agreement, the Bank shall appoint an arbitrator knowledgeable and experienced in federal savings banks and Executive shall appoint an arbitrator knowledgeable and experienced in federal savings banks. The two (2) arbitrators so appointed shall together appoint a third arbitrator, also knowledgeable and experienced in federal savings banks, within twenty (20) days following the appointment of the last arbitrator selected by the Bank and by Executive. In the event that the two (2) arbitrators selected by the Bank and by Executive are unable to mutually select




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a third arbitrator within the twenty (20) day period, the third arbitrator shall be selected by the then presiding judge of the Oklahoma County, Oklahoma
District Court. If the presiding judge of the Oklahoma County, Oklahoma District Court is unable or unwilling to make such selection, the parties will request that the Chief United States District Judge of the United States District Court for the Western District of Oklahoma make such selection. The panel of three (3) arbitrators shall then determine a time and a place for the hearing and shall notify the parties in writing personally or by registered mail no less than twenty (20) days before the hearing. The arbitrators will hear the dispute in accordance with the Act and the Rules. Each party hereto shall be entitled to be represented by counsel and each party shall be solely responsible for the fees of their respective counsel. A majority of arbitrators shall render a final award within twenty (20) days following the conclusion of the hearing which shall be final and binding upon all parties hereto. The expenses and fees of the third arbitrator mutually selected by the first two (2) arbitrators shall be divided equally between the parties. Each party shall be solely responsible for the expenses and fees of the arbitrator whom it selected. The arbitrators may include, as part of any award, for the recovery of attorney's fees by the prevailing party. All other expenses incurred in the conduct of the arbitration shall be divided equally between the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  8. LFC'S, BANK'S AND THE BANK'S SUCCESSOR'S OPTION UPON THE OCCURRENCE OF A CHANGE OF CONTROL. If LFC or the Bank enters into a definitive agreement that would result in a Change of Control, as defined herein, then LFC and the Bank may elect (i) to assign this Severance Agreement to the Successor effective on the occurrence of the Change of Control, provided that such Successor shall assume in writing all of the obligations of the Bank hereunder and shall expressly acknowledge that a Change of Control of LFC or the Bank has occurred within the meaning of this Severance Agreement so as to entitle Executive to the Severance Benefit set forth in Section 3 of this Severance Agreement, above, if his employment is thereafter terminated by the Bank or the Successor without "Cause," or he thereafter voluntarily terminates his employment for Good Reason, and provided further that LFC and the Bank shall remain liable for the performance of all of their obligations under this Severance Agreement if the Successor fails to so perform any of its obligations under this Severance Agreement; or (ii) to terminate this Severance Agreement upon written notice to Executive given pursuant to the terms and conditions of this Severance Agreement not later than thirty (30) days after the execution of any such definitive agreement to effect such a Change of Control, to be effective on the effective date of the Change of Control, and upon consummation of the Change of Control, paying to Executive, in readily available funds, his compensation and benefits to the date on which such termination shall take effect on the effective date of such Change of Control plus the full amount of the then applicable Severance Benefit as provided for in Section 3, above.

                  9.       MISCELLANEOUS PROVISIONS.

                           (a) The Bank and Executive hereby jointly stipulate,
                  covenant and agree that this Severance Agreement is not intended by them to be and does not in any sense constitute an employment agreement between the Bank and Executive and that Executive does not have any written agreement establishing his employment relationship with the Bank nor shall the terms and conditions of this Severance Agreement be so construed but rather this Severance Agreement shall be deemed



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                  limited to the sole and restricted purpose of describing the terms and conditions of Executive's severance pay entitlement should he be terminated under the circumstances described in
                  Section 3, above, during the term hereof, subject to the terms and provisions set forth above in this Severance Agreement.

                           (b) All payments to be made to Executive under this
                  Severance Agreement will be subject to required withholding of federal, state and local income and employment taxes. Notwithstanding anything in this Severance Agreement to the contrary, if any of the payments provided for in this Severance Agreement, together with any other payment which Executive has the right to receive from the Bank, or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Internal Revenue Code of 1986 ("Code") without regard to Section 1504(b) of the Code) of which the Bank is a member, would constitute a "parachute payment" (as defined in Section 280Gb(2) of the Code), the payments pursuant to this Severance Agreement shall be reduced to the largest amount that will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that the determination as to whether any reduction in the payment under this Agreement pursuant to this proviso is necessary shall be made by Executive in good faith, and such reasonable determination shall be conclusive and binding upon the Bank with respect to its treatment of the payment for tax reporting purposes and, provided further, that Executive may determine in his discretion what payment or payment provided for him herein shall be so reduced.

                           (c) This Severance Agreement shall be binding upon,
                  and shall inure to the benefit of the Bank and Executive and their respective heirs, personal and legal representatives, successors and permitted assigns.

                           (d) The Bank and Executive agree that the
                  construction and interpretation of this Severance Agreement shall at all times and in all respects be governed by the laws of the United States of America where applicable and otherwise in all respects by the laws of the State of Oklahoma.

                           (e) All notices required or permitted herein must be
                  in writing and shall be deemed to have been duly given on the date of service and served personally or by telecopier, telex, or other similar communication to the party or parties to whom notice is to be given, on the next day if notice is effected by overnight mail service, or on the third business day after mailing in the United States mail, if mailed, to the party or parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the address of such party, as set forth in the first paragraph of this Severance Agreement, or to such other address as any party to this Severance Agreement may designate to the other from time-to-time for this purpose in a manner complying with the provisions of this section. Any communication which is mailed by overnight mail or sent by telecopier or telex shall be confirmed immediately, but failure to so confirm shall not affect the effectiveness of such notice from and after the day on which such notice is actually received.



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                           (f) Any provision of this Severance Agreement which
                  is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           (g) This Severance Agreement contains the entire
                  agreement and understanding by and between the Bank and Executive with respect to Executive's severance pay entitlement as herein described, and supersedes all prior agreements and understandings between the parties to this Severance Agreement, relating to the subject matter of this Severance Agreement. No waiver of any provision of this Severance Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Moreover, no valid waiver of any provision of this Severance Agreement, at any time, shall be deemed to be a waiver of any other provision of this Severance Agreement at such time, or will be deemed a valid waiver of such provision at any other time.

                           (h) This Severance Agreement may be executed in two
                  (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           (i) Time shall be of the essence with regard to the
                  performance by the parties hereto of their respective obligations hereunder.

                  IN WITNESS WHEREOF, the Bank and Executive have duly executed this Severance Agreement as of the day and year first above written to be effective as of the date stated in the first paragraph above.

LOCAL FEDERAL:                      LOCAL FEDERAL BANK, F.S.B.,
                                    a federally chartered stock savings bank



                                    By:
                                        ---------------------------------------
                                    Name:    Jan A. Norton
                                         --------------------------------------
                                    Title:   President
                                          -------------------------------------
                                    Date:
                                         --------------------------------------



EXECUTIVE:
                                    -------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------
                                    Date:
                                         --------------------------------------



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